UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 20, 2019 (December 19, 2019)

CHASERG TECHNOLOGY ACQUISITION CORP.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-38685	83-0632724
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7660 Fay Avenue, Suite H, Unit 339 La Jolla, CA	92037
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (619)-736-6855

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐        Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐        Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐         Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐         Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e 4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	CTAC	The NASDAQ Stock Market LLC
Warrants to purchase one share of Common Stock	CTACW	The NASDAQ Stock Market LLC
Units, each consisting of one share of Common Stock and one third of one Warrant	CTACU	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On December 19, 2019, Chaserg Technology Acquisition Corp. (the “Company”) held its 2019 annual meeting of stockholders (the “Meeting”). At the Meeting, stockholders (i) re-elected one director to serve as the Class I director on the Company’s board of directors (“Board”) until the 2022 annual meeting of stockholders or until their successors are elected and qualified and (ii) ratified the selection by the audit committee of the Board of WithumSmith+Brown, PC (“Withum”) to serve as the Company’s independent registered public accounting firm for the year ending December 31, 2019.

Set forth below are the final voting results for each of the proposals:

Proposal No. 1 – Election of director

Clark N. Callander was re-elected to serve as a Class I director. The voting results were as follows:

Name	For	Withheld
Clark N. Callander	13,153,566	3,325,119

Proposal No. 2 – Ratification of independent registered public accounting firm

The stockholders ratified the selection of Withum to serve as the Company’s independent registered public accounting firm for the year ending December 31, 2019. The voting results were as follows:

For	Against	Abstain
16,478,685	0	0

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 20, 2019

CHASERG TECHNOLOGY ACQUISITION CORP.

By:	/s/ Lloyd Carney
Name: Lloyd Carney
Title: Chief Executive Officer

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